Exhibit 10

                             PROMISSORY NOTE


$981,624.34                             Date  14 March, 1997
Office   587

IFS International, Inc. (the "Borrower"), for value received, promises to pay to the order of KEY BANK OF NEW YORK (the "Bank") the sum of Nine Hundred Eighty One Thousand Six Hundred Twenty Four & 34 Cents Dollars ($981,624.34) (the "Principal") at the Bank's main office or at any branch office at the rate and according to the terms indicated below (check applicable payment arrangement):

1. Rate. The Borrower shall pay interest at the rate indicated below (the "Interest Rate"). Interest shall be computed on the basis of 360 day year. This means that each day a periodic rate is calculated by dividing the Interest Rate by 360; this daily rate is then applied to the outstanding balance to determine each day's interest.

     a. x A fixed Interest Rate of 6.75 percent per year.
     b. _ A variable Interest Rate equal to the   _____________ (the "Index")
	plus a margin of __ percent per year. THE INDEX IS DEFINED ON THE BACK OF THIS NOTE. The Interest Rate will change without notice to the Borrower:
          _each time the Index changes.
          _ _______________starting__________________
          At the present time, the Index is___percent and             the
	  Interest Rate is_____percent.

2. Repayment Terms. The Borrower will repay this Note in accordance with the schedule checked as follows:

a.__ Demand. On Demand, the Borrower will pay the Principal with interest from this date until the Principal is fully repaid.
     Although the Principal and interest continue to be payable on Demand, the Borrower agrees to pay accrued interest on the ____ day of each ________ hereafter until this Note is paid in full.

b. x Time. On 14 April 1997, (the "Due Date"), the Borrower will pay the Principal plus accrued interest. After the Due Date, the Borrower will pay additional interest on any unpaid Principal at the interest rate.

c.__ Discount. On_________, 19___, (the "Due Date"), the Borrower will pay the Principal. If this repayment option is selected, the Bank is taking interest in advance by deducting it from the Principal For Discount loans "Principal" includes the loan proceeds plus the interest taken in advance. After the Due Date, the Borrower will pay additional interest on any unpaid amount at ___________.

d. _ Term Payments. The Borrower will pay the Principal with interest from today until payment in full of all amounts due according to the schedule indicated below. If the following box is checked _, the Borrower will pay a late charge of _____% of any payment that is more than ____days late.

     i. _____consecutive_____payments of accrued interest commencing on____________, 19____, and payable on the same date of each successive calendar_____thereafter plus _____ consecutive ______ Principal payments of $_______each, commencing on ____________, 19____, and payable on the same date of each successive ____ thereafter and a final Principal payment of $_______due on _________________, 19___, when all unpaid interest and principal shall be due and payable.

     ii.__________consecutive______Principal and interest payments of $_______each, commencing on__________, 19___, and payable on the same date of each successive _____ thereafter until ______, 19___. When the remaining unpaid Principal and interest shall be due and payable. Additionally, an interest-only payment shall be due on________, 19___. If this is a variable Interest Rate note and any _____ payment is insufficient to pay all accrued interest, the Borrower will pay any such insufficiency on demand. If the Interest Rate is variable, the Bank will adjust the payment schedule each _______ starting ______________, 19___, to an amount that would amortize the Principal balance due on this Note in equal________payments over the remaining term at the Interest Rate then in effect.

     iii._______________________________________________________________
         _______________________________________________________________
         _______________________________________________________________

3. Security. To protect the Bank if the Borrower defaults on this Note, the Borrower hereby pledges and grants the Bank a security interest in the following property (the "Collateral"):
     Pledge & Security Agreement date 14 March, 1997.

The security interest granted above is subject to and includes all the provisions of a Security Agreement dated 3/14/97 and/or, in the event real property is being used as security, a mortgage dated___________.

4. Term Loan Agreement. If the following box is checked _, this Note is executed under the terms of a Term Loan Agreement or Line of Credit Agreement dated _____, 19___.

5. General. If the following box is checked X, the Borrower represents and warrants that this Note evidences a loan for business or commercial purposes. The Borrower agrees that the provisions on the reverse side of this document constitute a part of this Note. By signing this Note, the Borrower agrees to be legally bound to all the terms, promises, and provisions contained in it.


IFS International, Inc.
_____________________________ _____________________________
Name (please print)           Name (please print)


\s\Carmen A. Pascuito-Secretary
_____________________________ _____________________________
Signature                     Signature



_____________________________ _____________________________
Address                       Address



6. Definition of Index. For purposes of this Promissory Note (the "Note"), if the Index is the Bank's Base Rate, that term means the rate of interest (a) designated or announced by the Bank from time to time as its Base Rate and (b) used internally by the Bank to calculate the interest payable to it under notes or other agreements providing for interest based on its Base Rate. The base Rate is not necessarily the lowest rate granted by the Bank; credit may be extended as interest rates both above and below the Base Rate.
     If the Index identified in Section 1(b) is not the Bank's Base Rate, the Index indicated refers to that rate of interest designated or announced from time to time by the applicable institution, governmental body, or other entity. Such rate is used by the Bank as a reference rate to calculate the interest payable to it under notes or other agreements providing the interest based on such Index. This Index is not determined by the Bank. Therefore, the resulting Interest Rate is not necessarily the lowest interest rate granted by the Bank, and credit may be extended at interest rates both above and below such rate.

7. Application of Payments. Each payment received on this Note shall be applied first to unpaid late charges (if any), then to interest as of payment due date and the balance, if any to principal as of the date received.

8. Collection Costs. If this Note is referred to any attorney for collection, Borrower shall pay the Bank's reasonable attorneys' fee, plus the costs and expenses of the collection proceeding.

9. Binding Agreement; Governing Law. The Note shall be binding upon the heirs, successors, and assigns of the Borrower and the Bank. It shall be interpreted and construed in accordance with the laws of New York State.

10. More Than One Signer. If more than one person or entity signs this Note as a Borrower, the obligations contained herein shall be deemed joint and several and all references to "Borrower" shall apply both individually and jointly.

11. Default. The total unpaid balance of this Note shall become due and payable without notice or demand upon the occurrence of any one of the following "Events of Default": (a) default in any installment payment of principal or interest when due under this Note and the continuance thereof for ten days after the due date; (b) default in any other payment of principal or interest when due under this Note (c) failure to fulfill or perform any other term of this Note or related Term Loan Agreement, mortgage, or security agreement, if any; (d) failure to any "Obligor" (defined as the Borrower and any guarantor of this Note) to fulfill or perform any term of any other instrument or agreement of an Obligor issued to or entered into with the Bank; (e) a false or incomplete statement in any information submitted to the Bank in connection with this Note; (f) entry of a judgment against Borrower; (g) an attempt to restrain or obtain any Obligor's account balances or property with the Bank; (h) a significant decline in the value of any real or personal property securing payment of this Note; (I) death, business failure, or dissolution of any Obligor; (j) death of the insured under any life insurance policy securing payment of this Note; (k) failure of the Borrower to pay debts as they become due; (l) commencement of any bankruptcy, receivership, or similar proceeding involving any Obligor as a debtor.

12. Waiver. The borrower and all endorsers, sureties, and guarantors hereof hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice or protest, and protest of this Note.

13. Excess Interest. At no time shall the Interest Rate exceed the highest rate allowed by law for this type of loan. Should the Bank ever collect interest at a rate that exceeds the applicable legal limit, such excess will be credited to principal. If the amount of this credit exceeds the outstanding principal balance, such excess will be returned to the Borrower.


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